The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211865

Subject to completion, dated September 8, 2016

Preliminary Prospectus Supplement

(To Prospectus dated June 24, 2016)

                     Shares

Common Stock

We are offering                 shares of our common stock.

Our common stock is listed on The NASDAQ Global Market under the symbol “CLCD”. The last reported sale price of our common stock on The NASDAQ Global Market on September 7, 2016 was $20.43 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors,” beginning on page S-11 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)

We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” beginning on page S-29 of this prospectus supplement for additional information regarding underwriter compensation.

The underwriters have a 30-day option from the date of this prospectus supplement to purchase up to an additional                 shares of common stock from us at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares to the investors on or about                     , 2016 through the book-entry facilities of The Depository Trust Company.

Piper Jaffray	Barclays

The date of this prospectus supplement is                     , 2016.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we have prepared in connection with this offering. Neither we nor any of the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement, the accompanying prospectus and any accompanying free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such accompanying free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such accompanying free writing prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and accompanying prospectus and the offering of shares of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States. This prospectus supplement and accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated herein by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated therein by reference, which provides more general information. Generally, when we refer only to the “prospectus,” we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the additional information described under “Where You Can Find More Information — Incorporation by Reference” beginning on page S-37 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement and any free writing prospectus is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement and any free writing prospectus will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications, and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be

S-ii

reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our subsequent filings under the Exchange Act. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements”.

Unless stated otherwise or the context otherwise indicates, all references in this prospectus supplement or the accompanying prospectus to “CoLucid,” “the Company,” “we,” “us” or “our” refer to CoLucid Pharmaceuticals, Inc., a Delaware corporation.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-11 of this prospectus supplement, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Company

We are a Phase 3 clinical-stage biopharmaceutical company that is developing an innovative and proprietary small molecule for the acute treatment of migraine. Our product candidates utilize the first new mechanism of action for acute treatment of migraine in the last twenty years, which we believe could address the unmet needs of migraine patients, including those with cardiovascular risk factors or stable cardiovascular disease and those who are dissatisfied with existing therapies. Lasmiditan, our lead product candidate, is an oral tablet that has been designed to deliver efficacy for the acute treatment of migraine in adults without the vasoconstrictor activity and clinical limitations associated with previous generations of migraine therapies. Lasmiditan selectively targets 5-HT1F receptors expressed in the trigeminal pathway of the central nervous system, or CNS. Lasmiditan is designed to penetrate the CNS and block the pathway that contributes to headache pain. Triptans were not designed to penetrate the CNS and have limited affinity for 5-HT1F receptors. Lasmiditan has been given the generic stem name “ditan,” which distinguishes it from other drug classes, including triptans, the current standard of care for migraine.

We have conducted our first pivotal Phase 3 randomized, double-blind, placebo-controlled clinical trial of lasmiditan, or SAMURAI, under a special protocol assessment, or SPA, agreement, with the U.S. Food and Drug Administration, or FDA, and announced positive top-line results in September 2016. SAMURAI achieved both the primary and key secondary endpoints. The 100 mg and 200 mg doses of lasmiditan were efficacious on headache pain freedom and most bothersome symptom free endpoints at the two-hour time point with statistical significance (p <0.001). Lasmiditan was also found to be well tolerated with no significant difference in cardiovascular adverse events in patients who dosed with lasmiditan versus placebo. We expect to present final detailed results in mid-September 2016 at a symposium during the 5th European Headache and Migraine Trust International Congress taking place in Glasgow, Scotland.

We also initiated a second, confirmatory pivotal Phase 3 clinical trial, or SPARTAN, earlier this year under a separate SPA agreement for that study. We expect to report top-line data from SPARTAN in the second half of 2017. We are currently enrolling patients in GLADIATOR, a Phase 3 long-term, open-label clinical trial of lasmiditan. GLADIATOR’s objective is to evaluate the long-term safety and efficacy of lasmiditan, as well as resource utilization, functional outcomes and disability. Migraine patients who completed our SAMURAI trial, as well as our ongoing SPARTAN trial, will be eligible to enroll in GLADIATOR. GLADIATOR is expected to enroll up to a total of 2,580 patients, who will be randomized to receive 100 mg or 200 mg of lasmiditan and treated for up to eight migraine attacks per month for one year. Based on interim data from GLADIATOR, we intend to build a robust safety database to support submission of a New Drug Application, or NDA, to the FDA seeking marketing approval for lasmiditan in the United States with a product label that is differentiated from triptans. At the time of the NDA submission, if any, we anticipate that there will be more than 15,000 patient exposures to lasmiditan in the entire clinical program.

We are also developing intravenous lasmiditan, or IV lasmiditan, for the acute treatment of headache pain associated with migraine in adults in emergency room and other urgent care settings. Our Phase 2 clinical trial of IV lasmiditan met its primary endpoint of headache relief with statistical significance. We have filed an Investigational New Drug application, or IND, with the FDA for IV lasmiditan and our clinical program may proceed when we manufacture our IV product under the FDA’s current Good Manufacturing Practices, or cGMP, and we submit a certificate of analysis, or COA. In connection with our IND filing, we also submitted a protocol for a SPA for our Phase 3 clinical trial for IV lasmiditan, RANGER, and we have received feedback from the FDA on the study design. We plan to resubmit our request for a SPA in parallel to the submission of the COA.

We own or have exclusive rights to the intellectual property for lasmiditan and IV lasmiditan, including composition of matter protection. We have commercial exclusivity for lasmiditan and IV lasmiditan in the United States until 2025, which we expect will be extended up to five years to 2030 by obtaining a term extension under the provisions of the Hatch-Waxman Act.

Migraine Overview

Migraine is a chronic and debilitating disorder characterized by episodic attacks of moderate to severe throbbing headaches, worsened by physical activity and associated with nausea, sensitivity to sound and sensitivity to light. Pain can last a few hours or up to 72 hours. More than 90% of sufferers are unable to work or function normally during a migraine attack, and depression, anxiety and sleep disturbances are common comorbid conditions for those with chronic migraine. Some people get migraine headaches only once or twice a year, but about 25% of sufferers experience an attack once or twice a week. Migraine can be categorized into episodic migraine, which is 14 or fewer headache days per month, or chronic migraine, which is 15 or more headache days per month for at least three months.

Large scale epidemiologic studies demonstrate that migraine afflicts 36 million Americans and accounts for more than 112 million days of lost work annually. Of patients diagnosed with migraine, approximately 85% are female.

Treatments for migraine include acute and preventative. The goal of acute treatment is to abort the migraine and provide relief from symptoms. The most commonly prescribed acute treatment is triptans, a family of tryptamine-based drugs first sold in the 1990s. Other less commonly prescribed acute treatments include ergot alkaloids, analgesics including opioids, non-steroidal anti-inflammatory drugs, or NSAIDs, acetaminophen and antiemetics. Preventative treatments are designed to reduce the frequency and disability of migraine, and commonly prescribed preventative treatments include beta blockers, dilvaproex, onabotulinum toxin and topiramate.

Triptans, the current standard of care to treat migraine, use a vasoconstrictor mechanism of action associated with warnings and precautions against use in patients with cardiovascular risk factors or disease. In a preclinical good laboratory practices study, a significant decrease in coronary and carotid artery diameters was observed with sumatriptan as compared to the vehicle control, and vasoconstriction was seen at clinically relevant doses with sumatriptan. Lasmiditan showed no vasoconstriction in human coronary artery and internal mammary artery from subclinical to supratherapetuic doses.

Our Product Candidates

We are developing our product candidates to treat unmet needs of patients needing acute treatment of migraine on an outpatient basis, and headache pain associated with migraine in the emergency room, or ER, and other urgent care settings, including patients with cardiovascular risk factors or disease and those who are dissatisfied with existing therapies because of either inadequate response or tolerability issues. If approved, we believe that our product candidates could be an attractive option for the acute treatment of migraine and headache pain associated with migraine by providing:

•	relief of migraine pain and associated symptoms;

•	a novel, centrally-acting mechanism with no evidence of vasoconstriction;

•	physician and patient confidence to treat migraine in the presence of cardiovascular risk factors;

•	an alternative treatment option for patients not adequately managed with triptans;

•	favorable patient satisfaction and good tolerability; and

•	an additional non-opioid treatment option for headache pain associated with migraine in emergency room and other urgent care settings.

The table below summarizes the current clinical phase of development for each of our product candidates:

[1]	If we complete SPARTAN when we anticipate and the trial is successful, we expect to submit an NDA to the FDA for lasmiditan in the first half of 2018.
[2]	GLADIATOR is ongoing and we currently expect to complete the clinical trial by the end of 2018, subject to raising additional capital to fund the completion of the trial.
[3]	Currently, the timeline for RANGER is contingent upon us securing additional capital outside of the current use of proceeds from this offering.

Lasmiditan.    In 2015, we commenced our Phase 3 clinical program for lasmiditan for which the primary indication is acute treatment of migraine, with or without aura, in adults. In April 2015, we initiated the first pivotal Phase 3 clinical trial for lasmiditan called SAMURAI, for which positive top-line data was announced in September 2016. In October 2015, we initiated a long-term, open-label clinical trial of lasmiditan called GLADIATOR. In the second quarter of 2016, we initiated our second, confirmatory pivotal Phase 3 clinical trial called SPARTAN.

We believe we have clear guidance for the design of SAMURAI under our SPA agreement with the FDA. SAMURAI was a randomized, double-blind, placebo-controlled parallel group study that randomized 2,231 migraine patients to treat a single migraine with a single dose of lasmiditan at approximately 80 U.S. sites. Patients randomized in the study had a mean age of 41.6 years, 83% were females, and 74% were Caucasian, with a mean migraine history of over 19 years. Patients randomized experienced an average of over five migraines per month and suffered severe disability from migraine, with an average Migraine Disability Assessment, or MIDAS, score of 31. Over 25% of patients randomized used prophylactic medication to reduce the frequency of migraine. Of the patients randomized, 82% had multiple cardiovascular risk factors or cardiovascular conditions.

The primary endpoint of SAMURAI was the efficacy of lasmiditan (100 mg and 200 mg) in comparison to placebo based on freedom from migraine headache pain two hours after dosing. The key secondary endpoint was the efficacy of lasmiditan based on freedom from the most bothersome associated symptom of migraine (nausea, phonophobia (sensitivity to sound) or photophobia (sensitivity to light)) two hours after dosing. SAMURAI achieved both the primary and key secondary efficacy endpoints with statistical significance (p < 0.001).

The FDA has granted us a SPA agreement for SPARTAN. SPARTAN is a global trial, with approximately 140 sites in the United States, United Kingdom and Germany, with the same primary and secondary endpoints previously agreed to in SAMURAI. SPARTAN is expected to treat a single migraine in up to 2,226 migraine patients with lasmiditan. SPARTAN is enrolling “All Comers,” meaning that patients enrolled will not have restrictions for any cardiovascular risk factors or conditions. Up to 2,968 patients are expected to be randomized in SPARTAN. Under SPARTAN, migraine patients will be randomized to either lasmiditan 50 mg, 100 mg or 200 mg or placebo to treat a single migraine with a single dose, with a second dose permitted for rescue or recurrence. The purpose of adding a lower dose (50 mg) is to establish the minimally effective dose of lasmiditan and provide for a potential subgroup analysis in smaller build or elderly patients. SPARTAN began enrollment in the second quarter of 2016 and top-line results are expected to be released in the second half of 2017.

Migraine patients having completed the SAMURAI or SPARTAN trial have been offered enrollment in GLADIATOR. GLADIATOR’s objective is to evaluate the long-term safety and efficacy of lasmiditan, as well as resource utilization, functional outcomes and disability. GLADIATOR is expected to enroll up to a total of 2,580 patients, who will be randomized to receive 100 mg or 200 mg of lasmiditan and treated for up to eight migraine attacks per month for one year. Based on interim data from GLADIATOR, we intend to build a robust safety database to support submission of an NDA to the FDA seeking marketing approval for lasmiditan in the United States with a product label that is differentiated from triptans.

Triptan product labels include warnings and precautions against use in patients with cardiovascular risk factors or disease and triptans are not indicated to provide freedom from the most bothersome associated symptom.

IV Lasmiditan.    We are developing IV lasmiditan for the acute treatment of headache pain associated with migraine in adults, to be used in emergency rooms and other urgent care settings. A significant number of patients seek treatment in an emergency room for an unspecified headache that may or may not be associated with migraine and we believe that IV lasmiditan’s non-vasoconstrictive, non-addicting properties will be beneficial for these patients. In our completed Phase 2 clinical trial, IV lasmiditan achieved its primary endpoint of a statistically significant dose response relationship for headache relief two hours after dosing with numerical superiority of the 20 mg and 30 mg doses of IV lasmiditan over the placebo group.

We have filed an IND with the FDA for IV lasmiditan and the FDA has stated that we may provide a COA for clinical drug product manufactured under cGMP before we may begin clinical testing. In connection with our IND filing, we also submitted a request for a SPA agreement for our Phase 3 clinical trial for IV lasmiditan, RANGER, for the acute treatment of headache pain associated with migraine in adults in the emergency room or other urgent care settings. RANGER would enroll “All Comers,” meaning that patients enrolled will not have restrictions for any cardiovascular risk factors or conditions. RANGER may include approximately 600 migraine patients who will be randomized into three arms: IV lasmiditan 30 mg, 20 mg or 2.5 mg (placebo-like) at 1:1:1. We expect that RANGER will include approximately 30 sites in the United States, and will be designed to treat a single migraine with a single dose of IV lasmiditan in the emergency room or other urgent care settings. In connection with our SPA request, the FDA provided preliminary feedback on the RANGER study design, and we expect to resubmit the protocol under the SPA process in parallel to submitting our COA for clinical drug product. The FDA has confirmed that a single pivotal trial will be necessary for approval of IV lasmiditan, pending approval of lasmiditan oral tablets. Currently, the manufacturing of clinical drug product of IV lasmiditan under cGMP and the submission of the COA and the SPA request for RANGER are contingent upon us securing additional capital outside of the current use of proceeds from this offering.

Recent Developments

In September 2016, we released top-line data results and announced that SAMURAI achieved both primary and key secondary efficacy endpoints with statistical significance (p < 0.001). Lasmiditan was also well tolerated. However, top-line data of a clinical trial do not necessarily predict final results. Top-line data are based on a preliminary analysis of currently available efficacy and safety data, and therefore the reported results, findings and conclusions related to SAMURAI are subject to change following a comprehensive review of the more extensive data that we expect to receive related to SAMURAI. We expect to present the final detailed results from SAMURAI in mid-September 2016 at a symposium during the 5th European Headache and Migraine Trust International Congress taking place in Glasgow, Scotland. SAMURAI was a randomized, double-blind, placebo-controlled parallel group study designed to evaluate the efficacy and safety of lasmiditan (100 mg and 200 mg) in comparison to placebo.

Efficacy.    The primary endpoint of SAMURAI was the efficacy of lasmiditan (100 mg and 200 mg) in comparison to placebo based on freedom from migraine headache pain two hours after dosing. The key secondary endpoint was the efficacy of lasmiditan based on freedom from the most bothersome associated symptom, or MBS, of migraine (nausea, phonophobia or photophobia) two hours after dosing. Data from the study were collected using electronic diaries during the treated attack. Beginning pre-dose, patients indicated their degree of headache pain on a 4-point scale: 0 or no pain; 1 or mild pain; 2 or moderate pain; or 3 or severe pain. Patients also indicated the presence or absence of nausea, phonophobia or photophobia, and at the pre-dose time point identified the associated symptom present that was “most bothersome.” At each time point assessment, patients were asked to indicate the degree of headache pain and the presence or absence of each associated symptom. The MBS endpoint was patient-centric and measured treatment effect of study drug on associated symptoms. Both the primary and key secondary endpoints of SAMURAI conform to the FDA’s Draft Guidance for Industry, Migraine: Developing Drugs for Acute Treatment, issued in October 2014. The primary and key secondary endpoints of SAMURAI were powered at greater than 90% and greater than 80%, respectively.

Primary Endpoint	Lasmiditan (100mg)	Lasmiditan (200mg)	Placebo
% of patients migraine headache pain free at two hours	28.2%	32.2%	15.3%
Odds Ratio (95% confidence interval)	2.2 (1.6 – 3.0)	2.6 (2.0 – 3.6)
p-value	p < 0.001	p < 0.001

Key Secondary Endpoint
% of patients MBS free at two hours	40.9%	40.7%	29.5%
Odds Ratio (95% confidence interval)	1.7 (1.3 – 2.2)	1.6 (1.3 – 2.1)
p-value	p < 0.001	p < 0.001

The following table sets forth data regarding the selection of the MBS in SAMURAI.

Selected MBS	Lasmiditan (100mg) (n=469)	Lasmiditan (200mg) (n=481)	Placebo (n=488)
Nausea	115 (24.5%)	118 (24.5%)	115 (23.6%)
Phonophobia	117 (24.9%)	96 (20.0%)	104 (21.3%)
Photophobia	237 (50.5%)	267 (55.5%)	269 (55.1%)

Adverse Events.    Lasmiditan was well tolerated, with the majority of treatment emergent adverse events, or TEAE, being nervous system-related, and 91% of TEAE in lasmiditan-treated patients being described as mild or moderate in nature. Importantly, there was not a significant increase in cardiovascular adverse events in patients who dosed with lasmiditan versus placebo. There were no serious adverse events in SAMURAI that were considered to be related to treatment. The following table sets forth the number and percentage of patients who reported each particular TEAE within the safety population for each dose.

TEAE	Lasmiditan (100mg) (n=630)	Lasmiditan (200mg) (n=609)	Placebo (n=617)
Dizziness	75 (11.9%)	94 (15.4%)	19 (3.1%)
Paresthesia	36 (5.7%)	46 (7.6%)	13 (2.1%)
Somnolence	33 (5.2%)	32 (5.3%)	14 (2.3%)
Nausea	16 (2.5%)	29 (4.8%)	9 (1.5%)
Fatigue	24 (3.8%)	18 (3.0%)	1 (0.2%)
Lethargy	12 (1.9%)	14 (2.3%)	1 (0.2%)
Vertigo	6 (1.0%)	2 (0.3%)	0 (0.0%)

The following table sets forth information regarding the occurrence of the cardiovascular TEAEs, all of which were coded as mild or moderate.

TEAE	Lasmiditan (100mg) (n=630)	Lasmiditan (200mg) (n=609)	Placebo (n=617)	All Patients (n=1,856)
Palpitations	2 (0.3%)	4 (0.7%)	0 (0.0%)	6 (0.3%)
Reasonably or possibly related	2 (0.3%)	3 (0.5%)	0 (0.0%)	5 (0.3%)
Bradycardia	1 (0.2%)	0 (0.0%)	1 (0.2%)	2 (0.1%)
Reasonably or possibly related	1 (0.2%)	0 (0.0%)	0 (0.0%)	1 (0.1%)
LV Hypertrophy	0 (0.0%)	0 (0.0%)	1 (0.2%)	1 (0.1%)
Reasonably or possibly related	0 (0.0%)	0 (0.0%)	0 (0.0%)	0 (0.0%)
Sinus bradycardia	0 (0.0%)	1 (0.2%)	0 (0.0%)	1 (0.1%)
Reasonably or possibly related	0 (0.0%)	0 (0.0%)	0 (0.0%)	0 (0.0%)
Tachycardia	1 (0.2%)	0 (0.0%)	0 (0.0%)	1 (0.1%)
Reasonably or possibly related	0 (0.0%)	0 (0.0%)	0 (0.0%)	0 (0.0%)

Demographics.    2,231 patients were randomized at approximately 80 U.S. sites to participate in SAMURAI to treat a single migraine. Patients randomized had a mean age of 41.6 years, 83% were females, and 74% were Caucasian, with a mean migraine history of over 19 years. Patients randomized experienced an average of over five migraines per month and suffered severe disability from migraine, with an average MIDAS score of 31. Approximately 31% of patients randomized had a history of experiencing aura in connection with migraine. Over 25% of patients randomized used prophylactic medication to reduce the frequency of migraine. 82% of patients randomized had multiple cardiovascular risk factors, or CVRF, or cardiovascular conditions. The most prevalent CVRF were obesity, family history of coronary artery disease, or CAD, smoking, hypertension, post-menopausal women, men over 40 years of age, hyperlipidemia and type 2 diabetes. The most prevalent cardiovascular conditions were arrhythmias, mitral valve disease, angina, atrial fibrillation, congestive heart failure, prior myocardial infarction, Raynaud’s disease, deep vein thrombosis, ischemic stroke, and cerebral infarction. The following table sets forth the cardiovascular risk factors present in SAMURAI.

Cardiovascular Risk Factors	% of SAMURAI
Randomized population	100%
Migraine + 1 additional CVRF	82%
BMI ≥ 30 kg/m2	45%
Significant family history CAD	34%
Former smokers	16%
Current smokers	16%
Hypertension	13%
Post-menopausal women	12%
Male ≥ 40 years old	10%
Hyperlipidemia	5%
Hypercholesterolemia	5%
Type 2 diabetes	1%

Analysis.    In accordance with the SPA agreement for SAMURAI, the protocol pre-specified the analysis population as the modified intent to treat, or mITT, population. The mITT population was defined in the protocol as all randomized patients who used at least one dose of study drug to treat a qualifying migraine attack and had any post-dose assessments. Patients were evaluated by the study medication to which they were randomized and a qualifying migraine attack was defined as a migraine treated with study drug within four hours of onset. Similar to other migraine clinical trials, approximately 30% of patients randomized in SAMURAI were not included in the mITT population due to either a failure to dose a qualifying migraine during the trial, failure to use the electronic diaries for any time point assessment, or post-randomization ineligibility (clinical lab values). In the trial, the safety population included 1,239 patients who took at least one dose of lasmiditan versus 617 who took at least one dose of placebo. The mITT population consisted of 1,021 patients who took lasmiditan and 524 who took placebo to treat a qualifying migraine. Analysis was conducted using a one-sided test from a logistic regression model with treatment group and background use of medication to reduce the frequency of migraines as covariates. The following table sets forth the SAMURAI analysis populations.

Analysis Population	Number	Notes
Randomized	2,231
Randomization failures	(120)
Never dosed	(255)
Safety Population	1,856	Dosed with study drug
Did not record a single time point	(185)
ITT	1,671	Dosed and recorded ≥ 1 time point
Dosed > 4 hours after start	(126)
mITT	1,545	Dosed a qualifying migraine

Corporate Information

We were incorporated in the State of Delaware on August 31, 2005. On December 16, 2005, we acquired or exclusively in-licensed the commercial and development rights to certain clinical and preclinical programs and intellectual property from Eli Lilly. Our principal executive offices are located at 222 Third Street, Suite 1320, Cambridge, Massachusetts 02142, and our telephone number is (857) 285-6495.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company and a smaller reporting company, we provide in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein the scaled disclosure permitted under the JOBS Act and SEC rules. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. In general, we will remain a “smaller reporting company” for each fiscal year where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year. Based on our public float as of June 30, 2016, we will no longer be a “smaller reporting company” for the 2017 fiscal year.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Common stock offered by us	shares

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise their option to purchase additional shares)

Option to purchase additional shares	The underwriters have a 30-day option from the date of this prospectus supplement to purchase up to additional shares of common stock.

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses, will be approximately $         million (or approximately $         million if the underwriters exercise their option to purchase additional shares in full).

We intend to use the net proceeds to fund (i) the remainder of SPARTAN, our ongoing Phase 3 clinical trial for lasmiditan through completion, (ii) a substantial portion of GLADIATOR, our ongoing long-term, open-label study of lasmiditan, (iii) the submission of an NDA to the FDA for lasmiditan and (iv) working capital and general corporate purposes. Please see “Use of Proceeds.”

Risk factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should read and consider before investing in our common stock.

NASDAQ Global Market symbol	“CLCD”

The number of shares of our common stock to be outstanding after this offering is based on 15,338,663 shares of our common stock outstanding as of September 1, 2016, which excludes:

•	1,540,949 shares of common stock issuable upon exercise of stock options outstanding as of September 1, 2016, at a weighted average exercise price of $8.82 per share;

•	281,924 shares of common stock issuable upon the settlement of restricted stock units, or RSUs, outstanding as of September 1, 2016;

•

608,712 shares of common stock reserved for issuance under future awards under our 2015 Equity Incentive Plan as of September 1, 2016, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•

428,481 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan as of September 1, 2016, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of stock options outstanding as of September 1, 2016, no settlement of RSUs outstanding as of September 1, 2016 and no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. In addition, statements in the following risk factors may constitute forward-looking statements, as further described under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Reported Results of SAMURAI

The reported results of SAMURAI are based on top-line data and may ultimately differ from actual results once additional data are received and fully evaluated.

The reported results of SAMURAI that we have publicly disclosed, and that are discussed herein, consist of top-line data. Top-line data are based on a preliminary analysis of currently-available efficacy and safety data, and therefore the reported results, findings and conclusions related to SAMURAI are subject to change following a comprehensive review of the more extensive data that we expect to receive related to SAMURAI. Top-line data are based on important assumptions, estimations, calculations and information currently available to us, and we have not received or had an opportunity to fully and carefully evaluate all of the data related to SAMURAI. As a result, the top-line results of SAMURAI that we have reported may differ from future results, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. In addition, third parties, including regulatory agencies, may not accept or agree with our assumptions, estimations, calculations or analyses or may interpret or weigh the importance of data differently, which could impact the value of lasmiditan, the approvability or commercialization of lasmiditan and our business in general. If the top-line data that we have reported related to SAMURAI differ from actual results, our ability to obtain approval for, and commercialize, our products may be harmed, which could harm our business, financial condition, operating results or prospects.

Risks Related to This Offering and Our Common Stock

Purchasers in this offering will experience immediate dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate dilution of $         per share, representing the difference between the public offering price and our as adjusted net tangible book value as of June 30, 2016, which gives effect to this offering. Furthermore, if outstanding stock options are exercised and when outstanding RSUs are settled in shares, you would experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution”.

A substantial number of shares of common stock may be sold in the market following this offering, which could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception in the market that the holders of a large number of shares intend to sell, could significantly reduce the market price of our common stock. After this offering, we will have                  shares of common stock outstanding based on the number of shares outstanding as of September 1, 2016. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders who have signed lock-up agreements. Of the shares outstanding as of September 7, 2016, 6,724,038 shares are subject to lock-up agreements with the underwriters for a period of 60 days following the date of this prospectus supplement. Piper Jaffray & Co. and Barclays Capital Inc. may, in their discretion, release the lock-up restrictions on any such shares at any time without notice.

An active trading market for our common stock may not continue to develop or be sustained.

Since our initial listing on The NASDAQ Global Market in May 2015, the trading market in our common stock has been limited. The listing of our common stock on The NASDAQ Global Market does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop or be sustained in the future.

Our executive officers, directors and greater than 5% stockholders and their respective affiliates in the aggregate own a significant percentage of our outstanding shares of common stock, which may adversely affect the liquidity of the trading market for our common stock. If these stockholders continue to hold their shares of common stock, there will be limited trading volume in our common stock, which may make it more difficult for investors to sell their shares and may increase the volatility of our stock price. The absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock at current market prices in short time periods, or possibly at all. Additionally, market visibility for our common stock may be limited and such lack of visibility may have a depressive effect on the market price for our common stock.

The price of our common stock could continue to be highly volatile, which could result in substantial losses for purchasers in this offering.

Our stock price is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the public offering price. The market price for our common stock may be influenced by many factors, including:

•	our ability to enroll patients in clinical trials;

•	results of the clinical trials, and the results of trials of our competitors or those of other companies in our market sector, and the timing of the release of those results;

•	the passage of legislation or other regulatory developments in the United States and foreign countries;

•	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

•	changes in the structure of healthcare payment systems, especially in light of current reforms to the U.S. healthcare system;

•	our ability to discover and develop additional product candidates;

•	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures or capital commitments;

•	our ability to enter into strategic collaborations for the development of our product candidates;

•	market conditions in the pharmaceutical and biotechnology sectors and issuance of securities analysts’ research reports or recommendations;

•	sales of our stock by us, our insiders and our other stockholders;

•	trading volume of our common stock;

•	speculation in the press or investment community;

•	general economic, industry and market conditions other events or factors, many of which are beyond our control;

•	additions or departures of key personnel; and

•	intellectual property, product liability or other litigation against us.

In addition, the stock market has recently experienced significant volatility with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our product candidates, or to a lesser extent our markets.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31, 2020, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a smaller reporting company. Although we will not be a smaller reporting company in fiscal year 2017, we could again become a smaller reporting company in future years. In the event that we are considered a smaller reporting company at such time as we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to other emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an emerging growth company or a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects.

Our operating results may fluctuate significantly.

We expect our operating results to be subject to fluctuations due to the unpredictability of our expenses. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our clinical trials and development programs;

•	addition or termination of clinical trials;

•	regulatory developments affecting our current or future product candidates;

•	our execution of any collaborative, licensing or similar arrangements and the timing of payments we may make or receive under these arrangements; and

•	nature and terms of stock-based compensation grants and any intellectual property infringement lawsuit in which we may become involved.

Fluctuations in our operating results may cause the price of our stock to fluctuate substantially.

We do not intend to pay dividends on our common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our executive officers, directors and principal stockholders, if they choose to act together, have the ability to control all matters submitted to stockholders for approval.

Our executive officers, directors and stockholders who own more than 5% of our outstanding common stock in the aggregate, beneficially own shares representing approximately 75% of our outstanding capital stock as of September 1, 2016, and will beneficially own shares representing approximately         % of our outstanding capital stock after this offering (or         % if the underwriters exercise their option to purchase additional shares in full). As a result, if these stockholders were to act together, they would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire or result in management of our company that our other stockholders disagree with.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common stock and our trading volume could decline.

The trading market for our common stock is influenced in part by the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our shares and trading volume to decline.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the market price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds to us from this offering to fund the remainder of SPARTAN, our ongoing Phase 3 clinical trial of lasmiditan, through completion, a substantial portion of GLADIATOR, our ongoing long-term, open-label study of lasmiditan, the submission of an NDA to the FDA for lasmiditan, and working capital and general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the market price of our common stock to decline.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The NASDAQ Global Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. The overall weakness in the global economy has contributed to the extreme volatility of the markets which may have an effect on the market price of our common stock.

Our ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code, and may be subject to further limitation as a result of this offering.

As of December 31, 2015, we had federal net operating loss carryforwards of $67.7 million, which are available to offset future taxable income, if any, through 2025. Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, contain rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss and tax credit carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes involving stockholders owning, directly or indirectly, 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company. Generally, if an ownership change occurs, the yearly taxable income limitation on the use of net operating loss and tax credit carryforwards and certain built-in losses is equal to the product of the applicable long-term tax exempt rate and the value of the company’s stock immediately before the ownership change. We may be unable to offset future taxable income, if any, with losses, or our tax liability with credits, before such losses and credits expire and therefore would incur larger federal income tax liability.

In addition, it is possible that the transactions relating to this offering, either on a standalone basis or when combined with future transactions, have caused us to undergo one or more additional ownership changes. In that event, we generally would not be able to use our pre-change loss or credit carryovers or certain built-in losses prior to such ownership change to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383. We have not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since our inception.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These forward-looking statements speak only as of the date they were made. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions.

These forward-looking statements are likely to relate to, among other things:

•	the initiation, timing, progress and results of ongoing and future preclinical studies and clinical trials, and our research and development programs;

•	our expectations regarding timing of results in our second pivotal Phase 3 clinical trial of lasmiditan;

•	our expectations regarding timing of initiation of our single pivotal Phase 3 clinical trial of IV lasmiditan;

•	our expectations regarding the timing of our submission of an NDA for approval of lasmiditan with the FDA and the likelihood and timing of approval of such NDA;

•	the potential for commercialization and market acceptance of our product candidates;

•	our expectations regarding the potential market size and opportunity for our product candidates, if approved for commercial use;

•	our plans to commercialize our product candidates and our ability to develop and maintain sales and marketing capabilities;

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology and our ability to operate our business without infringing on the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the success of competing procedures that are or become available;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our use of proceeds from our initial public offering and this offering;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of                  shares of our common stock in this offering will be approximately $                 (or approximately $                 if the underwriters exercise in full their option to purchase                  additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering, together with our cash and cash equivalents, to fund:

•	the remainder of SPARTAN, our ongoing Phase 3 clinical trial for lasmiditan, through completion;

•	a substantial portion of GLADIATOR, our ongoing long-term, open-label study of lasmiditan;

•	the submission of an NDA to the FDA for lasmiditan; and

•	working capital and general corporate purposes.

We estimate that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements through at least the second quarter of 2018. We have based these estimates on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. We may also use a portion of the net proceeds to fund the manufacture of the IV lasmiditan drug product under cGMP for RANGER, our planned Phase 3 clinical trial for IV lasmiditan.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of, and results from, clinical trials, the potential need to conduct additional clinical trials to obtain approval of our product candidates for all intended indications, as well as any additional collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we intend to invest the net proceeds of this offering in short- to medium-term, investment-grade, interest-bearing securities, certificates of deposit or government securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of June 30, 2016, we had a net tangible book value of $31.0 million, or $2.03 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at June 30, 2016.

After giving effect to the issuance and sale by us of                  shares of common stock in this offering at the public offering price of $         per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2016 would have been $                , or $         per share. This amount represents an immediate increase in as adjusted net tangible book value of $         per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of $         per share to new investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of June 30, 2016	$2.03
Increase in net tangible book value per share attributable to this offering

As adjusted net tangible book value per share after this offering

Dilution per share to new investors participating in this offering		$

If the underwriters exercise in full their option to purchase                  additional shares, our as adjusted net tangible book value per share at June 30, 2016, after giving effect to this offering, would have been $         per share, and the dilution in as adjusted net tangible book value per share to investors in this offering would have been $         per share at the public offering price.

The above discussion and table are based on 15,331,153 shares of our common stock outstanding as of June 30, 2016, which excludes the following:

•	1,536,948 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2016, at a weighted average exercise price of $8.82 per share;

•	289,434 shares of common stock issuable upon the settlement of restricted stock units, or RSUs, outstanding as of June 30, 2016;

•

612,713 shares of common stock reserved for issuance under future awards under our 2015 Equity Incentive Plan as of June 30, 2016, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•

428,481 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan as of June 30, 2016, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

To the extent any of these outstanding stock options are exercised, outstanding RSUs are settled, new stock options or RSUs are issued under our 2015 Equity Incentive Plan or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

PRICE RANGE OF COMMON STOCK

Our common stock commenced trading on The NASDAQ Global Market under the symbol “CLCD” on May 6, 2015. Prior to our initial public offering, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low intra-day sale prices of our common stock as reported by The NASDAQ Global Market.

	HIGH	LOW
Year ending December 31, 2016
Third Quarter (through September 7, 2016)	$25.75	$7.41
Second Quarter	$8.30	$5.26
First Quarter	$8.92	$4.57
Year ended December 31, 2015
Fourth Quarter	$8.44	$3.57
Third Quarter	$9.02	$3.64
Second Quarter (from May 6, 2015)	$9.46	$7.56

On September 7, 2016, the last reported sale price of our common stock on The NASDAQ Global Market was $20.43 per share. As of September 7, 2016, there were 15,338,663 shares of our common stock outstanding held by 23 holders of record.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain our future earnings, if any, to finance the operations and expansion of our business. We do not expect to pay cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and restrictions imposed by lenders, if any.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

•	tax-exempt organizations or governmental organizations;

•	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code; and

•	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. person,” a partnership, or an entity disregarded as separate from its owner, each for United States federal income tax purposes. A U.S. person is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (ii) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below on backup withholding and foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-

U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such stock. . If the foregoing exception does not apply, and if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a sale of our common stock and such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code).

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN, W-8BEN-E or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions described above will generally apply to payments of dividends made any time and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

Piper Jaffray & Co. and Barclays Capital Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Underwriter	Number of Shares
Piper Jaffray & Co.
Barclays Capital Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to              additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the above table bears to the total number of shares of common stock listed next to the names of all underwriters in the above table.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $550,000, which includes legal, accounting and printing costs and various other fees associated with the registration and listing of our common stock. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $100,000.

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed 5% of the total number of shares of common stock offered by them.

No Sales of Similar Securities

We, our executive officers, our directors and certain of our stockholders have agreed not to sell or transfer any shares of our common stock or securities convertible into, exchangeable for, exercisable for, or repayable with shares of our common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of Piper Jaffray & Co. and Barclays Capital Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, announce the intention to sell, sell or contract to sell any shares of our common stock;

•	sell any option or contract to purchase any shares of our common stock;

•	purchase any option or contract to sell any shares of our common stock;

•	grant any option, right or warrant to purchase any shares of our common stock;

•	dispose of or otherwise transfer any shares of our common stock;

•	demand that we file a registration statement related to our common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to shares of our common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the foregoing, these restrictions will not apply to 33,166 shares that may be sold during the restricted period pursuant to Rule 10b5-1 trading plans existing on the date of this prospectus supplement.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “CLCD”.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus supplement or the accompanying prospectus.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b) where no consideration is or will be given for the transfer; or

(c) where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1. the transaction does not require a prospectus to be submitted for approval to the AMF;

2. persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3. the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

Certain legal matters with respect to the common stock offered hereby will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Certain legal matters related to this offering will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS

The audited financial statements incorporated by reference in this prospectus supplement and accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

We also make our SEC filings available, free of charge, on or through our website at www.colucid.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 24, 2016;

•	our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 11, 2016 and August 10, 2016, respectively;

•	the information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on March 31, 2016;

•	our Current Reports on Form 8-K filed with the SEC on March 15, 2016, May 11, 2016 and September 8, 2016; and

•

the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on April 27, 2015, including any amendment or report filed with the SEC for the purpose of updating such description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus) by writing or telephoning us at the following address:

CoLucid Pharmaceuticals, Inc.

222 Third Street, Suite 1320

Cambridge, MA 02142

Attention: Secretary

(857) 285-6495

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $150,000,000 in the aggregate of the securities identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is currently traded on The NASDAQ Global Market under the symbol “CLCD” and the closing sale price for our common stock as reported by The NASDAQ Capital Market on June 6, 2016 was $7.74 per share. As of June 6, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $66,584,395, based on 15,327,397 shares of outstanding common stock, of which 8,602,635 shares were held by non-affiliates, and a per share price of $7.74 based on the closing sale price of our common stock as of June 6, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

References in this prospectus to “CoLucid”, “we”, “our”, “us” and “the Company” refer to CoLucid Pharmaceuticals, Inc., a Delaware corporation. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

We also make our SEC filings available, free of charge, on or through our website at www.colucid.com. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

Incorporation by Reference

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 24, 2016;

•	our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2016, filed with the SEC on May 11, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2016;

•	our Current Reports on Form 8-K filed with the SEC on March 15, 2016 and May 11, 2016 (covering Item 5.07); and

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the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on April 27, 2015, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

CoLucid Pharmaceuticals, Inc.

222 Third Street, Suite 1320

Cambridge, MA 02142

Attention: Secretary

(857) 285-6495

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including the development of our drug candidates, the timeline for clinical development and regulatory approval of our drug candidates, the structure of our planned clinical trials and our ability to fund our operations, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this report, and in particular those factors referenced in the section “Risk Factors.”

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	the initiation, timing, progress and results of ongoing and future preclinical studies and clinical trials, and our research and development programs;

•	our expectations regarding timing of results in our two pivotal Phase 3 clinical trials of lasmiditan;

•	our expectations regarding timing of initiation of our single pivotal Phase 3 clinical trial of IV lasmiditan;

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our expectations regarding the timing of our submission of a New Drug Application (“NDA”) for approval of lasmiditan with the Food and Drug Administration (“FDA”) and the likelihood and timing of approval of such NDA;

•	the potential for commercialization and market acceptance of our product candidates;

•	our expectations regarding the potential market size and opportunity for our product candidates, if approved for commercial use;

•	our plans to commercialize our product candidates and our ability to develop and maintain sales and marketing capabilities;

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology and our ability to operate our business without infringing on the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the success of competing procedures that are or become available;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act;

•	our use of proceeds from our initial public offering;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

THE COMPANY

We are a Phase 3 clinical-stage biopharmaceutical company that is developing an innovative and proprietary small molecule for the acute treatment of migraine. Our product candidates utilize the first new mechanism of action for acute treatment of migraine in the last twenty years, which we believe could address the unmet needs of migraine patients, including those with cardiovascular risk factors or stable cardiovascular disease and those who are dissatisfied with existing therapies. Lasmiditan, our lead product candidate, is an oral tablet that has been designed to deliver efficacy for the acute treatment of migraine in adults without the vasoconstrictor activity and clinical limitations associated with previous generations of migraine therapies. Lasmiditan selectively targets 5-HT1F receptors expressed in the trigeminal pathway in the central nervous system, or CNS. Lasmiditan is designed to penetrate the CNS and block the pathway that contributes to headache pain. Triptans were not designed to penetrate the CNS and have limited affinity for 5-HT1F receptors. Lasmiditan has been given the generic stem name “ditan,” which distinguishes it from other drug classes, including triptans, the current standard of care for migraine. We have completed seven clinical trials in which we dosed 393 migraine patients and 213 healthy subjects with lasmiditan or intravenous, or IV, lasmiditan.

In our Phase 2b clinical trial of lasmiditan, we met our primary endpoint of headache relief with statistical significance as well as our secondary endpoint of freedom from the associated symptoms of nausea, sensitivity to sound and sensitivity to light. Headache relief is defined as reducing a moderate or severe headache at baseline to mild or none two hours after dosing. In our completed clinical trials, lasmiditan was well tolerated and had a favorable patient global impression of change, an indicator of patient satisfaction.

We are conducting our first pivotal Phase 3 randomized, double-blind, placebo-controlled clinical trial of lasmiditan, or SAMURAI, under a special protocol assessment agreement, or SPA, with the U.S. Food and Drug Administration, or FDA, with top-line data expected in the third quarter of 2016. We are currently enrolling patients in a second pivotal Phase 3 clinical trial, or SPARTAN, under a SPA with top-line data expected in mid-2017. We are currently enrolling patients in GLADIATOR, a Phase 3 long-term, open-label clinical trial of lasmiditan. GLADIATOR’s objective is to evaluate the safety and efficacy of lasmiditan, as well as resource utilization, functional outcomes and disability. Migraine patients who complete our ongoing SAMURAI and SPARTAN trials will be eligible to enroll in GLADIATOR. GLADIATOR is expected to enroll up to a total of 2,580 subjects, who will be randomized to receive 100 mg or 200 mg of lasmiditan and treated for up to eight migraine attacks per month for one year. Based on the results of GLADIATOR, we intend to build an appropriate safety database to support submission of a New Drug Application, or NDA, to the FDA seeking marketing approval for lasmiditan in the United States with a product label that is differentiated from triptans. At the time of the NDA submission, it is anticipated that there will be more than 15,000 patient exposures to lasmiditan in the entire clinical program.

We are also developing intravenous lasmiditan, or IV lasmiditan, for the acute treatment of headache pain associated with migraine in adults in emergency room and other urgent care settings. In our Phase 2 clinical trial of IV lasmiditan, we met our primary endpoint of headache relief with statistical significance. We have filed an Investigational New Drug application with the FDA for IV lasmiditan and our clinical program may proceed when we manufacture our IV product under the FDA’s current Good Manufacturing Practices and we submit a certificate of analysis, or COA. Preliminary feedback has been received on our Phase 3 clinical trial, RANGER, which will be resubmitted under a request for SPA in parallel to the submission of the COA.

We own or have exclusive rights to the intellectual property for lasmiditan and IV lasmiditan, including composition of matter protection. We have commercial exclusivity for lasmiditan and IV lasmiditan in the United States until 2025, which we expect will be extended up to five years to 2030 by obtaining a term extension under the provisions of the Hatch-Waxman Act.

We were incorporated in the State of Delaware on August 31, 2005. Our principal executive offices are located at 222 Third Street, Suite 1320, Cambridge, Massachusetts and our telephone number is (857) 285-6495.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company and a smaller reporting company, we provide the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 and SEC rules. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We will remain a “smaller reporting company” for each fiscal year where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities being offered by us for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital, research and development expenditures, clinical trial expenditures, commercial expenditures, capital expenditures, acquisition of companies or businesses and repayment and refinancing of debt. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 270,000,000 shares of common stock, par value $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.001 per share. As of June 6, 2016, we had 15,327,397 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights and Election of Directors

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation.

Dividends

Holders of our common stock are entitled to receive proportionately any dividends as may be declared by the board of directors, subject to any preferential dividend rights of any outstanding preferred stock that we may designate and issue in the future.

Registration Rights

Certain holders of our common stock have the right to require us to register under the Securities Act certain shares they acquired in private placements prior to our initial public offering, under specified circumstances as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights.    If at any time the holders of at least 30% of the registrable securities request in writing that we effect a registration of an aggregate amount of at least $10 million with respect to all or part of such registrable securities then outstanding (or a lesser percentage, if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10 million), we may be required to register their shares within 60 days after receiving such request. We are required to effect at most two registrations in response to these demand registration rights.

Piggyback Registration Rights.    If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration upon written request made within 20 days after notice of such registration is mailed by us. If our proposed registration involves an underwriting, both we and the underwriters of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 Registration Rights.    If at any time the holders of at least 20% of the registrable securities request in writing that we effect a registration on Form S-3 with respect to registrable securities at an aggregate price to the public in the offering of at least $5 million (net of any underwriting discounts or commissions), we will be required to effect such registration. We are required to effect at most two registration statements on Form S-3 within any 12-month period. These registration rights are subject to specified conditions and limitations, including our ability to defer the filing of a registration statement with respect to an exercise of such Form S-3 registration rights for up to 60 days under certain circumstances.

Expenses.    In any registration effected pursuant to the exercise of these registration rights, all fees, costs and expenses of the registration, including registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue sky fees and expenses, will be borne by us, and all selling expenses, including underwriting discounts and commissions, will be borne by the holders of the shares being registered.

Termination of Registration Rights.    The registration rights terminate upon the earlier of May 11, 2020 or, with respect to the registration rights of an individual holder, when the holder can sell all of its registrable securities during any three-month period pursuant to Rule 144 of the Securities Act.

Other Rights and Preferences

Our common stock has no preemptive, subscription, redemption or conversion rights or sinking fund provisions.

Liquidation

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Fully Paid and Non-Assessable

All outstanding shares of common stock are fully paid and non-assessable.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “CLCD.” On June 1, 2016, the closing price for our common stock, as reported on The NASDAQ Global Market, was $7.13 per share.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors is authorized to direct us to issue up to 30,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws

Some provisions of Delaware law and our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock.    The ability of our board of directors, without action by the stockholders, to issue up to 30,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings.    Our bylaws provide that a special meeting of stockholders may be called only by the board of directors, the chairman of the board or our chief executive officer.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Staggered Board.    Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered, three-year terms, with one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors.    Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least 75% in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting.    Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Choice of Forum.    Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (v) any action asserting a claim governed by the internal affairs doctrine. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Amendment to Certificate of Incorporation and Bylaws.    The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Subject to consents required from lenders and any other pertinent obligations and limitations under our existing debt facilities, we may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third-party trustee to be identified therein. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than CoLucid) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiaries of ours, if any, may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or CoLucid and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of CoLucid;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered satisfactory indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or United States government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

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depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of CoLucid.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	a discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways separately or together:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	in block trades;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

LEGAL MATTERS

Faegre Baker Daniels LLP, Minneapolis, Minnesota, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

                      Shares

Common Stock

Prospectus Supplement

Piper Jaffray

Barclays

                    , 2016